EXHIBIT 99.17

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement is being jointly filed, and all amendments thereto will be jointly filed, by BioImpact Capital LLC, as the main and designated filer, on behalf of each of the persons and entities named below that is named as a reporting person in such filing. Each of the undersigned is responsible for the timely filing of this Statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 12, 2023

BIOIMPACT CAPITAL LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Managing Partner

ANSBERT GADICKE

By:	/s/ Ansbert Gadicke

20231028 PARENT, LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	President

1000548481 ONTARIO INC.

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	President